                                                                    EXHIBIT 10.8

                                   BLUE SHIELD
                     CONTROLLED AFFILIATE LICENSE AGREEMENT
               (INCLUDES REVISIONS ADOPTED BY MEMBER PLANS THROUGH
                         THEIR MARCH 14, 2002 MEETING)

     This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and _______ ("Controlled Affiliate"), a Controlled Affiliate of the Blue Shield Plan(s), known as _________ ("Plan"), which is also a Party signatory hereto.

     WHEREAS, BCBSA is the owner of the BLUE SHIELD and BLUE SHIELD Design service marks;

     WHEREAS, Plan and Controlled Affiliate desire that the latter be entitled to use the BLUE SHIELD and BLUE SHIELD Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE SHIELD in a trade name ("Licensed Name");

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   GRANT OF LICENSE

     Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Controlled Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with: (i) health care plans and related services, as defined in BCBSA's License Agreement with Plan, and administering the non-health portion of workers' compensation insurance, and (ii) underwriting the indemnity portion of workers' compensation insurance, provided that Controlled Affiliate's total premium revenue comprises less than 15 percent of the sponsoring Plan's net subscription revenue.

This grant of rights is non-exclusive and is limited to the Service Area served by the Plan. Controlled Affiliate may use the Licensed Marks and Name in its legal name on the following conditions: (i) the legal name must be approved in advance, in writing, by BCBSA; (ii) Controlled Affiliate shall not do business outside the Service Area under any name or mark; and (iii) Controlled Affiliate shall not use the Licensed Marks and Name, or any derivative thereof, as part of any name or symbol used to identify itself in any securities market. Controlled Affiliate may use the Licensed Marks and Name in its Trade Name only with the prior, written, consent of BCBSA.

     2.   QUALITY CONTROL

     A. Controlled Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.

                                                 AMENDED AS OF NOVEMBER 16, 2000

     B. Controlled Affiliate agrees to comply with all applicable federal, state and local laws.

     C. Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report or reports to Plan and BCBSA demonstrating Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.

     D. Controlled Affiliate agrees that Plan and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

     E. As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1) A Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), must have the legal authority directly or indirectly through wholly-owned subsidiaries to select members of the Controlled Affiliate's governing body having not less than 50% voting control thereof and to:

     (a) prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur;

     (b) exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s); and

Notwithstanding anything to the contrary in (a) through (b) hereof, the Controlled Affiliate's establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:

              (i)    change its legal and/or trade names;

              (ii)   change the geographic area in which it operates;

              (iii) change any of the type(s) of businesses in which it engages;

              (iv) create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;

              (v) sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

              (vi) make any loans or advances except in the ordinary course of business;

              (vii) enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

              (viii) conduct any business other than under the Licensed Marks and Name;

              (ix) take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.


In addition, a Plan or Plans directly or indirectly through wholly owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

                                       Or

(2) A Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), have the legal authority directly or indirectly through wholly-owned subsidiaries to select members of the Controlled Affiliate's governing body having more than 50% voting control thereof and to:

     (a) prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur;

     (b) exercise control over the policy and operations of the Controlled Affiliate.

In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.


     3.   SERVICE MARK USE

     A. Controlled Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Controlled Affiliate further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide.

     B. Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Controlled Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Controlled Affiliate shall inure to the benefit of BCBSA.

     C. Controlled Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Service Area the goodwill associated therewith to another mark or name, nor may Controlled Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.

     D. If Controlled Affiliate meets the standards of 2E(1) but not 2E(2) above and any of Controlled Affiliate's advertising or promotional material is reasonably determined by BCBSA and/or the Plan to be in contravention of rules and regulations governing the use of the Licensed Marks and Name, Controlled Affiliate shall for ninety (90) days thereafter obtain prior approval from BCBSA of advertising and promotional efforts using the Licensed Marks and Name, approval or disapproval thereof to be forthcoming within five (5) business days of receipt of same by BCBSA or its designee. In all advertising and promotional efforts, Controlled Affiliate shall observe the Service Area limitations applicable to Plan.

     E. Controlled Affiliate shall use its best efforts in the Service Area to promote and build the value of the Licensed Marks and Name.

     4.   SUBLICENSING AND ASSIGNMENT

     Controlled Affiliate shall not, directly or indirectly, sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

     5.   INFRINGEMENT

     Controlled Affiliate shall promptly notify Plan and Plan shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Controlled Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to Plan and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.

     6.   LIABILITY INDEMNIFICATION

     Controlled Affiliate and Plan hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA's negligence) that may arise as a result of or related to Controlled Affiliate's rendering of services under the Licensed Marks and Name.

     7.   LICENSE TERM

     A. Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.

     B. This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that Plan ceases to be authorized to use the Licensed Marks and Name.

     C. Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Plan or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten
(10) days written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to the Board for: (1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this Agreement; or
(2) failure to comply with the "Organization and Governance" quality control standard of this Agreement; or (3) impending financial insolvency; or (4) for a Smaller Controlled Affiliate (as defined in Exhibit A), failure to comply with any of the applicable requirements of Standards 2, 3, 4, 5 or 7 of attached Exhibit A; or (5) the pendency of any action instituted against the Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property or business, unless this Controlled Affiliate License Agreement has been earlier terminated under paragraph 7(e); or (6) failure by a Controlled Affiliate that meets the standards of 2E(1) but not 2E(2) above to obtain BCBSA's written consent to a change in the identity of any owner, in the extent of ownership, or in the identity of any person or entity with the authority to select or appoint members or board members, provided that as to publicly traded Controlled Affiliates this provision shall apply only if the change affects a person or entity that owns at least 5% of the Controlled Affiliate's stock before or after the change; or (7) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans, any other licensee including Controlled Affiliate and/or the Licensed Marks and Name.

     D. Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Controlled Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Plan shall have the right to issue a notice that the Controlled Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Controlled Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between BCBSA, the Plan and/or Controlled Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

     E. This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

     (1) Controlled Affiliate shall no longer comply with item 2(E) above;

     (2) Appropriate dues, royalties and other payments for Controlled Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or

     (3) Any of the following events occur: (i) a voluntary petition shall be filed by Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Controlled Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Controlled Affiliate, or (iii) an order for relief is entered against Controlled Affiliate in any case under the bankruptcy laws of the United States, or Controlled Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Controlled Affiliate makes a general assignment of its assets for the benefit of creditors, or (v) the Department of Insurance or other regulatory agency assumes control of Controlled Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or
(vii) an action is instituted by any governmental entity or officer against Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Controlled Affiliate or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Controlled Affiliate, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty
(130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association's Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of Controlled Affiliate's property or business is appointed or the Controlled Affiliate is ordered dissolved or liquidated. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Controlled Affiliate's property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 7(e)(3)(vii) and (viii) of this Agreement.

     F. Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name.

     G. Upon termination of this Agreement, Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of BCBSA and, if directed by the Association's Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

     H. In the event this Agreement terminates pursuant to 7(b) hereof, or in the event the Controlled Affiliate is a Larger Controlled Affiliate (as defined in Exhibit A), upon termination of this Agreement, the provisions of Paragraph 7.G. shall not apply and the following provisions shall apply:

     (1) The Controlled Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Controlled Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination.

     (2) The Controlled Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Controlled Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Controlled Affiliate's role therein.

     (3) Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan's license agreement with BCBSA to use the Licensed Marks and Name, the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the Controlled Affiliate; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the payment shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or (ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA's opinion, it does not cause the net worth of the Controlled Affiliate, the Plan or any other Licensed Controlled Affiliates of the Plan to fall below 100% of the capital benchmark formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this sub paragraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans); measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plans or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage.

     (4) BCBSA shall have the right to audit the books and records of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan to verify compliance with this paragraph 7.H.

     (5) As to a breach of 7.H.(1), (2), (3) or (4), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Controlled Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

     I. In the event the Controlled Affiliate is a Smaller Controlled Affiliate (as defined in Exhibit A), the Controlled Affiliate agrees to be jointly liable for the amount described in H.3. hereof upon termination of the BCBSA license agreement of any Larger Controlled Affiliate of the Plan.

     J. BCBSA shall be entitled to enjoin the Controlled Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless the Plan's license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of the Plan's license agreement upon the required 6 month written notice.

     K. BCBSA acknowledges that it is not the owner of assets of the Controlled Affiliate.

     L. In the event that the Plan has more than 50 percent voting control of the Controlled Affiliate under Paragraph 2(E)(2) above and is a Larger Controlled Affiliate (as defined in Exhibit A), then the vote called for in Paragraphs 7(C) and 7(D) above shall require the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans.

     8.   DISPUTE RESOLUTION

     The parties agree that any disputes between them or between or among either of them and one or more Plans or Controlled Affiliates of Plans that use in any manner the Blue Shield and Blue Shield Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of Plan's License from BCBSA to use the Licensed Marks and Name as Exhibits 5, 5A and 5B as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.

     9.   LICENSE FEE

     Controlled Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit B.

     10. JOINT VENTURE

     Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Controlled Affiliate or between either and BCBSA.

                                                    AMENDED AS OF MARCH 11, 1999

     11.  NOTICES AND CORRESPONDENCE

     Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

     12.  COMPLETE AGREEMENT

     This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

     13.  SEVERABILITY

     If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

     14. NONWAIVER

     No waiver by BCBSA of any breach or default in performance on the part of Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

     14A. VOTING

For all provisions of this Agreement referring to voting, the term `Plans' shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless six (6) or more Plans fail to cast weighted votes in favor of the question.

                                                     AMENDED AS OF JUNE 16, 2000

                        THIS PAGE IS INTENTIONALLY BLANK.

     15.  GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

     16.  HEADINGS

     The headings inserted in this agreement are for convenience only and shall have no bearing on the interpretation hereof.

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and effective as of the date of last signature written below.


CONTROLLED AFFILIATE:

By:
   -------------------------------------------

Date:
     -----------------------------------------


PLAN:

By:
   -------------------------------------------


Date:
     -----------------------------------------


BLUE CROSS AND BLUE SHIELD ASSOCIATION

By:
   -------------------------------------------

Date:
     -----------------------------------------

EXHIBIT A

CONTROLLED AFFILIATE LICENSE STANDARDS
March 2002
PREAMBLE

The standards for licensing Controlled Affiliates are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote. Each licensed Plan is required to use a standard Controlled Affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed Controlled Affiliate maintains compliance with the license standards.

The Controlled Affiliate License provides a flexible vehicle to accommodate the potential range of health and workers' compensation related products and services Plan Controlled Affiliates provide. The Controlled Affiliate License collapses former health Controlled Affiliate licenses (HCC, HMO, PPO, TPA, and
IDS) into a single license using the following business-based criteria to provide a framework for license standards:

o Percent of Controlled Affiliate controlled by parent: Greater than 50 percent or 50 percent?

o    Risk assumption: yes or no?

o    Medical care delivery: yes or no?

o Size of the Controlled Affiliate: If the Controlled Affiliate has health or workers' compensation administration business, does such business constitute 15 percent or more of the parent's and other licensed health subsidiaries' contract enrollment?

For purposes of definition:

o A "smaller Controlled Affiliate:" (1) comprises less than fifteen percent (15%) of Plan's and its licensed Controlled Affiliates' total contract enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed);* or (2) underwrites the indemnity portion of workers' compensation insurance and has total premium revenue less than 15 percent of the sponsoring Plan's net subscription revenue.

o A "larger Controlled Affiliate" comprises fifteen percent (15%) or more of Plan's and its licensed Controlled Affiliates' total contract enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed.)*

Changes in Controlled Affiliate status:

If ANY Controlled Affiliate's status changes regarding: its Plan ownership level, its risk acceptance or direct delivery of medical care, the Controlled Affiliate shall notify BCBSA within thirty (30) days of such occurrence in writing and come into compliance with the applicable standards within six (6) months.

If a smaller Controlled Affiliate's health and workers' compensation administration business reaches or surpasses fifteen percent (15%) of the total contract enrollment of the Plan and licensed Controlled Affiliates, the Controlled Affiliate shall:

1. Within thirty (30) days, notify BCBSA of this fact in writing, including evidence that the Controlled Affiliate meets the minimum liquidity and capital (BCBSA "Health Risk-Based Capital (HRBC)" as defined by the NAIC and state-established minimum reserve) requirements of the larger Controlled Affiliate Financial Responsibility standard; and

2. Within six (6) months after reaching or surpassing the fifteen percent (15%) threshold, demonstrate compliance with all license requirements for a larger Controlled Affiliate.

If a Controlled Affiliate that underwrites the indemnity portion of workers' compensation insurance receives a change in rating or proposed change in rating, the Controlled Affiliate shall notify BCBSA within 30 days of notification by the external rating agency.

---------------
*For purposes of this calculation,

The numerator equals:

Applicant Controlled Affiliate's contract enrollment, as defined in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

The denominator equals:

Numerator PLUS Plan and all other licensed Controlled Affiliates' contract enrollment, as reported in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

                                                       AMENDED NOVEMBER 15, 2001

                  STANDARDS FOR LICENSED CONTROLLED AFFILIATES

AS DESCRIBED IN PREAMBLE SECTION OF EXHIBIT A TO THE AFFILIATE LICENSE AGREEMENT, EACH CONTROLLED AFFILIATE SEEKING LICENSURE MUST ANSWER FOUR QUESTIONS. DEPENDING ON THE CONTROLLED AFFILIATE'S ANSWERS, CERTAIN STANDARDS
APPLY:

1.   What percent of the controlled affiliate is controlled by the parent Plan?
--------------------------------------------------------------------------------
     More than 50%            50%                   100% and Primary Business is
                                                         Government Non-Risk

  [GRAPHIC OMITTED]    [GRAPHIC OMITTED]                  [GRAPHIC OMITTED]

   Standard 1A, 4       Standard 1B, 4
                                                           Standard 4*,10A
                                                           Standard 1B, 4
--------------------------------------------------------------------------------
* Applicable only if using the names and marks.

                                  IN ADDITION,
2.   Is risk being assumed?

------------------------------------------------------------------------------------------------------------------------------------
                              Yes                                                                No

 [GRAPHIC OMITTED]     [GRAPHIC OMITTED]     [GRAPHIC OMITTED]      [GRAPHIC OMITTED]     [GRAPHIC OMITTED]     [GRAPHIC OMITTED]

Controlled Affiliate   Controlled Affiliate  Controlled Affiliate   Controlled Affiliate  Controlled Affiliate  Controlled
underwrites any        comprises less than   comprises greater      comprises less than   comprises greater     Affiliate's Primary
indemnity portion of   15% of total          than or equal to 15%   15% of total          than or equal to 15%  Business is
workers' compensation  contract enrollment   of total contract      contract enrollment   of total contract     Government Non-Risk
insurance              of Plan and its       enrollment of Plan     of Plan and its       enrollment of Plan
 [GRAPHIC OMITTED]     licensed affiliates,  and its licensed       licensed affiliates   and its licensed
Standards 7A-7E        and does not          affiliates, and does                         affiliates
                       underwrite the        not underwrite the     [GRAPHIC OMITTED]
                       indemnity portion of  indemnity portion of                         [GRAPHIC OMITTED]     [GRAPHIC OMITTED]
                       workers'              workers'
                       compensation          compensation                                 Standard 6H              Standard 10B
                       insurance             insurance

                       [GRAPHIC OMITTED]     [GRAPHIC OMITTED]

                       Standard 2            Standard 6H           Standard 2
                       (Guidelines 1.1,1.2)                        (Guidelines 1.1,1.3)
                       and Standard 11                             and Standard 11
------------------------------------------------------------------------------------------------------------------------------------

                                  IN ADDITION,

3.   Is medical care being directly provided?
--------------------------------------------------------------------------------
         Yes                                                    No

   [GRAPHIC OMITTED]                                     [GRAPHIC OMITTED]

     Standard 3A                                            Standard 3B
--------------------------------------------------------------------------------

                                  IN ADDITION,

4. If the controlled affiliate has health or workers' compensation administration business, does such business comprise 15% or more of the total contract enrollment of Plan and its licensed controlled affiliates?
--------------------------------------------------------------------------------
      Yes                                 No

                  [GRAPHIC OMITTED]     [GRAPHIC OMITTED] [GRAPHIC OMITTED]
[GRAPHIC OMITTED]
Standards 6A-6I   Controlled Affiliate  Controlled        Controlled Affiliate's
                  is a former primary   Affiliate is not  Primary Business is
                  licensee              a former primary  Government Non-Risk
                                        licensee
                                                          [GRAPHIC OMITTED]
                  [GRAPHIC OMITTED]     [GRAPHIC OMITTED]
                                                           Standards 8, 10(C)
                  Standards 5,8,9,11    Standards 5,8
--------------------------------------------------------------------------------

STANDARD 1 - ORGANIZATION AND GOVERNANCE

1A.) The Standard for more than 50% Plan control is:

A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), have the legal authority, directly or indirectly through wholly-owned subsidiaries: 1) to select members of the Controlled Affiliate's governing body having more than 50% voting control thereof; and 2) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and 3) to exercise control over the policy and operations of the Controlled Affiliate. In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.

1B.) The Standard for 50% Plan control is:

A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), have the legal authority, directly or indirectly through wholly-owned subsidiaries:

1) to select members of the Controlled Affiliate's governing body having not less than 50% voting control thereof; and

2) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and

3) to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s).

Notwithstanding anything to the contrary in 1) through 3) hereof, the Controlled Affiliate's establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:

     o    change the geographic area in which it operates

     o    change its legal and/or trade names

     o    change any of the types of businesses in which it engages

     o create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business

     o sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced

     o    make any loans or advances except in the ordinary course of business

     o enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate)

     o    conduct any business other than under the Licensed Marks and Name

     o take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

STANDARD 2 - FINANCIAL RESPONSIBILITY

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers. If a risk-assuming Controlled Affiliate ceases operations for any reason, Blue Cross and/or Blue Cross Plan coverage will be offered to all Controlled Affiliate subscribers without exclusions, limitations or conditions based on health status. If a nonrisk-assuming Controlled Affiliate ceases operations for any reason, sponsoring Plan(s) will provide for services to its (their) customers.

STANDARD 3 - STATE LICENSURE/CERTIFICATION

3A.) The Standard for a Controlled Affiliate that employs, owns or contracts on a substantially exclusive basis for medical services is:

A Controlled Affiliate shall maintain unimpaired licensure or certification for its medical care providers to operate under applicable state laws.


3B.) The Standard for a Controlled Affiliate that does not employ, own or contract on a substantially exclusive basis for medical services is:

A Controlled Affiliate shall maintain unimpaired licensure or certification to operate under applicable state laws.

STANDARD 4 - CERTAIN DISCLOSURES

A Controlled Affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of 1) the structure of the Blue Cross and Blue Shield System; and 2) the independent nature of every licensee; and 3) the Controlled Affiliate's financial condition.

STANDARD 5 - REPORTS AND RECORDS FOR CERTAIN SMALLER CONTROLLED AFFILIATES

For a smaller Controlled Affiliate that does not underwrite the indemnity portion of workers' compensation insurance, the Standard is:

A Controlled Affiliate and/or its licensed Plan(s) shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and Controlled Affiliate.

STANDARD 6 - OTHER STANDARDS FOR LARGER CONTROLLED AFFILIATES

Standards 6(A) - (I) that follow apply to larger Controlled Affiliates.

Standard 6(A): Board of Directors

A Controlled Affiliate Governing Board shall act in the interest of its Corporation in providing cost-effective health care services to its customers. A Controlled Affiliate shall maintain a governing Board, which shall control the Controlled Affiliate, composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.

Standard 6(B): Responsiveness to Customers

A Controlled Affiliate shall be operated in a manner responsive to customer needs and requirements.

Standard 6(C): Participation in National Programs

A Controlled Affiliate shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the licensees and ease of claims processing for customers receiving benefits outside of the Controlled Affiliate's Service Area.

Such programs are applicable to licensees, and include:

1. Transfer Program;

2. BlueCard Program;

3. Inter-Plan Teleprocessing System (ITS)

4. Electronic Claims Routing Process; and

5. National Account Programs, effective January 1, 2002.

Standard 6(D): Financial Performance Requirements

In addition to requirements under the national programs listed in Standard 6C:
Participation in National Programs, a Controlled Affiliate shall take such action as required to ensure its financial performance in programs and contracts of an inter-licensee nature or where BCBSA is a party.

Standard 6(E): Cooperation with Plan Performance Response Process

A Controlled Affiliate shall cooperate with BCBSA's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Plan Performance Response Process and in addressing Controlled Affiliate performance problems identified thereunder.

Standard 6(F): Independent Financial Rating

A Controlled Affiliate shall obtain a rating of its financial strength from an independent rating agency approved by BCBSA's Board of Directors for such purpose.

Standard 6(G): Best Efforts

During each year, a Controlled Affiliate shall use its best efforts in the designated Service Area to promote and build the value of the Blue Cross Mark.

Standard 6(H): Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

                                                       AMENDED NOVEMBER 15, 2001

Standard 6(I): Reports and Records

A Controlled Affiliate shall furnish to BCBSA on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between BCBSA and Controlled Affiliate. Such reports and records are the following:

A)   BCBSA Controlled Affiliate Licensure Information Request; and

B) Biennial trade name and service mark usage material, including disclosure material; and

C) Changes in the ownership and governance of the Controlled Affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate's Board composition, or changes in the identity of the Controlled Affiliate's Principal Officers, and changes in risk acceptance, contract growth, or direct delivery of medical care; and

D) Quarterly Financial Report, Semi-annual "Health Risk-Based Capital (HRBC) Report" as defined by the NAIC, Annual Financial Forecast, Annual Certified Audit Report, Insurance Department Examination Report, Annual Statement filed with State Insurance Department (with all attachments), and

E)   Quarterly Enrollment Report.

                                                          AMENDED MARCH 14, 2002

Standard 6(J):  Control by Unlicensed Entities Prohibited

No Controlled Affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled Affiliate thereof to obtain control of the Controlled Affiliate or to acquire a substantial portion of its assets related to licensable services.

STANDARD 7 - OTHER STANDARDS FOR RISK-ASSUMING WORKERS' COMPENSATION CONTROLLED AFFILIATES

Standards 7(A) - (E) that follow apply to Controlled Affiliates that underwrite the indemnity portion of workers' compensation insurance.

Standard 7 (A): Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 7(B): Reports and Records

A Controlled Affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the Controlled Affiliate. Such reports and records are the following:

A.   BCBSA Controlled Affiliate Licensure Information Request; and

B. Biennial trade name and service mark usage materials, including disclosure materials; and

C. Annual Certified Audit Report, Annual Statement as filed with the State Insurance Department (with all attachments), Annual NAIC's Risk-Based Capital Worksheets for Property and Casualty Insurers, Annual Financial Forecast; and

                                                           AMENDED JUNE 16, 2000

     Quarterly Financial Report, Quarterly Estimated Risk-Based Capital for Property and Casualty Insurers, Insurance Department Examination Report.

D. Notification of all changes and proposed changes to independent ratings within 30 days of receipt and submission of a copy of all rating reports; and

E. Changes in the ownership and governance of the Controlled Affiliate including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate's Board composition, Plan control, state license status, operating area, the Controlled Affiliate's Principal Officers or direct delivery of medical care.

Standard 7(C): Loss Prevention

A Controlled Affiliate shall apply loss prevention protocol to both new and existing business.

Standard 7(D): Claims Administration

A Controlled Affiliate shall maintain an effective claims administration process that includes all the necessary functions to assure prompt and proper resolution of medical and indemnity claims.

Standard 7(E): Disability and Provider Management

A Controlled Affiliate shall arrange for the provision of appropriate and necessary medical and rehabilitative services to facilitate early intervention by medical professionals and timely and appropriate return to work.


                                                       AMENDED NOVEMBER 16, 2000

STANDARD 8 - COOPERATION WITH CONTROLLED AFFILIATE LICENSE PERFORMANCE RESPONSE PROCESS PROTOCOL

A Controlled Affiliate and its Sponsoring Plan(s) shall cooperate with BCBSA's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Controlled Affiliate License Performance Response Process Protocol (ALPRPP) and in addressing Controlled Affiliate compliance problems identified thereunder.

STANDARD 9 - PARTICIPATION IN NATIONAL PROGRAMS BY SMALLER CONTROLLED AFFILIATES

A smaller Controlled Affiliate for which this standard applies pursuant to the Preamble section of Exhibit A of the Controlled Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the Controlled Affiliate's service area and be subject to certain relevant financial and reporting requirements.

A.   National program requirements include:

     o    BlueCard Program;

     o    Inter-Plan Teleprocessing System (ITS);

     o    Transfer Program;

     o Electronic Claims Routing Process, effective until the mandated date for implementation of the HIPAA standard transaction; and

     o    National Account Programs, effective January 1, 2002.

B.   Financial Requirements include:

     o    Standard 6(D): Financial Performance Requirements and Standard 6(H):
          Financial Responsibility; or

     o A financial guarantee covering the Controlled Affiliate's BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.

STANDARD 9 - PARTICIPATION IN NATIONAL PROGRAMS BY SMALLER CONTROLLED AFFILIATES

C.   Reporting requirements include:

     o    The Semi-annual Health Risk-Based Capital (HRBC) Report.


                                                       AMENDED NOVEMBER 15, 2001

STANDARD 10 - OTHER STANDARDS FOR CONTROLLED AFFILIATES WHOSE PRIMARY BUSINESS IS GOVERNMENT NON-RISK

Standards 10(A) - (C) that follow apply to Controlled Affiliates whose primary business is government non-risk.

Standard 10(A) - Organization and Governance

A Controlled Affiliate shall be organized and operated in such a manner that it is 1) wholly owned by a licensed Plan or Plans and 2) the sponsoring licensed Plan or Plans have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which it does not concur.

Standard 10(B) - Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 10(C):- Reports and Records

A Controlled Affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the Controlled Affiliate. Such reports and records are the following:

A.   BCBSA Affiliate Licensure Information Request; and

B. Biennial trade name and service mark usage materials, including disclosure material; and

C. Annual Certified Audit Report, Annual Statement (if required) as filed with the State Insurance Department (with all attachments), Annual NAIC Risk-Based Capital Worksheets (if required) as filed with the State Insurance Department (with all attachments), and Insurance Department Examination Report (if applicable)*; and

D. Changes in the ownership and governance of the Controlled Affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in the Controlled Affiliate's Board composition, Plan control, state license status, operating area, the Controlled Affiliate's Principal Officers or direct delivery of medical care.

STANDARD 11:  PARTICIPATION IN ELECTRONIC CLAIMS ROUTING PROCESS

The Standard is:

A smaller controlled affiliate for which this standard applies pursuant to the Preamble section of Exhibit A of the Controlled Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate's service area.

National program requirements include:

A. Electronic Claims Routing Process effective upon the mandated date for implementation of the HIPAA standard transaction.


                                                       AMENDED NOVEMBER 15, 2001

EXHIBIT B

ROYALTY FORMULA FOR SECTION 9 OF THE
CONTROLLED AFFILIATE LICENSE AGREEMENT

Controlled Affiliate will pay BCBSA a fee for this license in accordance with the following formula:

FOR RISK AND GOVERNMENT NON-RISK PRODUCTS:

For Controlled Affiliates not underwriting the indemnity portion of workers' compensation insurance:

An amount equal to its pro rata share of each sponsoring Plan's dues payable to BCBSA computed with the addition of the Controlled Affiliate's subscription revenue and contracts arising from products using the marks. The payment by each sponsoring Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.

For Controlled Affiliates underwriting the indemnity portion of workers' compensation insurance:

An amount equal to 0.35 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus, an annual fee of $5,000 per license for a Controlled Affiliate subject to Standard 7.

For Controlled Affiliates whose primary business is government non-risk:

An amount equal to its pro-rata share of each sponsoring Plan's dues payable to BCBSA computed with the addition of the Controlled Affiliate's government non-risk beneficiaries.

FOR NONRISK PRODUCTS:

An amount equal to 0.24 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus:

1) An annual fee of $5,000 per license for a Controlled Affiliate subject to Standard 6 D.

2)   An annual fee of $2,000 per license for all other Controlled Affiliates.

The foregoing shall be reduced by one-half where both a BLUE CROSS(R) and BLUE SHIELD(R) License are issued to the same Controlled Affiliate. In the event that any license period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.